Exhibit 33.1

Management Assessment

Management of the Cenlar FSB (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans (the Platform), except for servicing criteria 1122 (d)(1)(iii), 1122(d)(3)(i)(b)-(c), 1122(d)(4)(i), and 1122(d)(4)(ii), as of and for the year ended December 31, 2015. These criterion are not applicable to the Company because the Company does not perform activities with respect to the Platform relating to this criterion. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. With respect to servicing criteria 1122(d)(2)(i), management has engaged various vendors to perform the activities required by these servicing criteria, has determined that these vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the applicable servicing criteria applicable to each vendor as permitted by Regulation AB Compliance and Disclosure Interpretations of the Division of Corporation Finance, Section 200.06, “Vendors Engaged by Servicers” (C&DI 200.06). As permitted by C&DI 200.06, the Company asserts that it has policies and procedures in place, designed and operating effectively, to provide reasonable assurance that the vendors’ activities comply in all material respects with servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria as described in our assertion.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2015. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management has concluded that, as of and for the year ended December 31, 2015, the Company has complied in all material respects with the servicing criteria, Except as set forth in the column titled “Inapplicable Servicing Criteria on Appendix B, set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2015.

/s/ Gregory S. Tornquist
Gregory S. Tornquist
President and Chief Executive Officer

/s/ Stephen W. Gozdan	/s/ Michael Blair
Stephen W. Gozdan	Michael Blair
Chief Financial Officer	Director of Loan Administration

March 8, 2016

Appendix A

Securities Covered in Cenlar FSB’s REG AB Attestation: Wells Fargo

Investor	Servicer	Security	Period Subserviced by Cenlar FSB

A54	New York Mortgage Company	NYMC 06-1	1/1 to 12/31/15

G52	Opteum Financial Services, LLC	OMAC 06-1	1/1 to 12/31/15

H52	Opteum Financial Services, LLC	OMAC 06-2	1/1 to 12/31/15

J52	Opteum Financial Services, LLC	BAFC 2006-H	1/1 to 12/31/15

K52	Opteum Financial Services, LLC	CMLTI 06-FX1	1/1 to 12/31/15

P52	Opteum Financial Services, LLC	CMLTI 07-OPX1	1/1 to 12/31/15

G43	Thornburg Mortgage Home Loans (RBS Financial)	TMST 2007-3	1/1 to 12/31/15

WF3	Lydian Bank/Wells Fargo	GSR 2006 AR1	1/1 to 12/31/15

WF4	Lydian Bank/Wells Fargo	GSR 2006 AR2	1/1 to 12/31/15

H06	Redwood Residential Acquisition Corp	SEMT 2012-1	1/1 to 12/31/15

K06	Redwood Residential Acquisition Corp	SEMT 2012-2	1/1 to 12/31/15

L06	Redwood Residential Acquisition Corp	SEMT 2012-3	1/1 to 12/31/15

Z06	Redwood Residential Acquisition Corp	SEMT 2012-4	1/1 to 12/31/15

Y06	Redwood Residential Acquisition Corp	SEMT 2012-5	1/1 to 12/31/15

RWO	Redwood Residential Acquisition Corp	SEMT 2012-6	1/1 to 12/31/15

RW1	Redwood Residential Acquisition Corp	SEMT 2013-1	1/1 to 12/31/15

RW2/S11	Redwood Residential Acquisition Corp	SEMT 2013-2	1/1 to 12/31/15

RW3	Redwood Residential Acquisition Corp	SEMT 2013-3	1/1 to 12/31/15

RW4	Redwood Residential Acquisition Corp	SEMT 2013-4	1/1 to 12/31/15

RW5	Redwood Residential Acquisition Corp	SEMT 2013-5	1/1 to 12/31/15

RW6	Redwood Residential Acquisition Corp	SEMT 2013-6	1/1 to 12/31/15

RW7	Redwood Residential Acquisition Corp	SEMT 2013-7	1/1 to 12/31/15

TH6	Matrix Financial Services Corporation-Two Harbors	AMBT 2013-1	1/1 to 12/31/15

TH5	Matrix Financial Services Corporation-Two Harbors	AMBT 2014-1	1/1 to 12/31/15

TH4	Matrix Financial Services Corporation-Two Harbors	AMBT 2014-2	1/1 to 12/31/15

TH3	Matrix Financial Services Corporation-Two Harbors	AMBT 2014-3	1/1 to 12/31/15

TW1	Matrix Financial Services Corporation-Two Harbors	AMBT 2015-1	1/1 to 12/31/15

TW2	Matrix Financial Services Corporation-Two Harbors	AMBT 2015-2	3/1 to 12/31/15

TW3	Matrix Financial Services Corporation-Two Harbors	AMBT 2015-3	4/1 to 12/31/15

TW4	Matrix Financial Services Corporation-Two Harbors	AMBT 2015-4	6/1 to 12/31/15

TW5	Matrix Financial Services Corporation-Two Harbors	AMBT 2015-5	8/5 to 12/31/15

TW6	Matrix Financial Services Corporation-Two Harbors	AMBT 2015-6	9/15 to 12/31/15

TW7	Matrix Financial Services Corporation-Two Harbors	AMBT 2015-7	10/1 to 12/31/15

GP1/PN9/SQ0	Pingora Loan Servicing, LLC	JPMMT 2014-OAK4	1/1 to 12/31/15

GP0/PN7/U23	Pingora Loan Servicing, LLC	JPMMT 2014-IVR3	1/1 to 12/31/15

GP2	Pingora Loan Servicing, LLC	JPMMT 2014-5	1/1 to 12/31/15

GP8/GP9	Pingora Loan Servicing, LLC	JPMMT 2015-3	5/1 to 12/31/15

PM2/SQ1	Pingora Loan Servicing, LLC	JPMMT 2015-4	7/15 to 12/31/15

PV9	Pingora Loan Servicing, LLC	JPMMT 2015-5	7/1 to 12/31/15

PS4	Pingora Loan Servicing, LLC	JPMMT 2015-6	10/1 to 12/31/15

FK3	FirstKey Mortgage, LLC	FKM 2014-1	1/1 to 12/31/15

FY5	FirstKey Mortgage, LLC	FKMT 2015-1	2/1 to 12/31/15

WW8	WINWater Residential Acquisition Corp.	WIN 2014-1	1/1 to 12/31/15

WW7	WINWater Residential Acquisition Corp.	WIN 2014-2	1/1 to 12/31/15

WW6	WINWater Residential Acquisition Corp.	WIN 2014-3	1/1 to 12/31/15

WW1	WINWater Residential Acquisition Corp.	WIN 2015-1	2/1 to 12/31/15

WW2	WINWater Residential Acquisition Corp.	WIN 2015-2	2/1 to 12/31/15

WW3	WINWater Residential Acquisition Corp.	WIN 2015-3	3/1 to 12/31/15

WW4	WINWater Residential Acquisition Corp.	WIN 2015-4	6/1 to 12/31/15

WW5	WINWater Residential Acquisition Corp.	WIN 2015-5	10/1 to 12/31/15

CR1	Five Oaks	FOIC 2015-1	4/1 to 12/31/15

CR2	Five Oaks	FOIC 2015-2	11/1 to 12/31/15

HF8	Hartford Funding, LTD	NYCRF-8801 NYCRF-8901	1/1 to 12/31/15

Appendix B

SERVICING CRITERIA
Reference	Criteria	Applicable: Performed by Cenlar	Applicable: Performed by Vendor (s) for which Cenlar is the responsible party	Inapplicable: Performed by Vendor (s) For which Cenlar is NOT the responsible party	Inapplicable: NOT performed by Cenlar or by subservicer(s) or vendor (s) retained by Cenlar

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X1

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X2

[1]	Cenlar uses a third-party provider (TransCentra) for processing checks received through its lockbox and Ventanex, a web-based service provider used for borrowers to make payments. Cenlar has elected to take responsibility for assessing compliance with the servicing criterion as permitted by Regulation AB Compliance and Disclosure Interpretations of the Division of Corporation Finance 200.06, “Vendors Engaged by Servicers”
[2]	Cenlar is required to comply with these criteria in the event that these criteria would occur. There were no instances of occurrence in our Applicable Reporting Period.

SERVICING CRITERIA
Reference	Criteria	Applicable: Performed by Cenlar	Applicable: Performed by Vendor (s) for which Cenlar is the responsible party	Inapplicable: Performed by Vendor (s) For which Cenlar is NOT the responsible party	Inapplicable: NOT performed by Cenlar or by subservicer(s) or vendor (s) retained by Cenlar

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X3

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.				X

[3]	Cenlar’s responsibility in criterion 1122(d)(3)(i)(A) is for providing information to the master servicer in timeframes set forth in the transaction documents. Cenlar is not responsible for criteria 1122(d)(3)(i)(B) and 1122(d)(3)(i)(C). Cenlar is responsible for agreeing the unpaid principal balance to the records of the master servicer as listed in criteria 1122(d)(3)(i)(D).

SERVICING CRITERIA
Reference	Criteria	Applicable: Performed by Cenlar	Applicable: Performed by Vendor (s) for which Cenlar is the responsible party	Inapplicable: Performed by Vendor (s) For which Cenlar is NOT the responsible party	Inapplicable: NOT performed by Cenlar or by subservicer(s) or vendor (s) retained by Cenlar

1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements				X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X2

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

[2]	Cenlar is required to comply with these criteria in the event that these criteria would occur. There were no instances of occurrence in our Applicable Reporting Period.

SERVICING CRITERIA
Reference	Criteria	Applicable: Performed by Cenlar	Applicable: Performed by Vendor (s) for which Cenlar is the responsible party	Inapplicable: Performed by Vendor (s) For which Cenlar is NOT the responsible party	Inapplicable: NOT performed by Cenlar or by subservicer(s) or vendor (s) retained by Cenlar

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X4

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X2

[2]	Cenlar is required to comply with these criteria in the event that these criteria would occur. There were no instances of occurrence in our Applicable Reporting Period.
[4]	Cenlar obtains an assertion and accompanying 1122 attestation report from Corelogic Tax Services, LLC ( formerly First American) and Insurance Assurant Specialty Property (Assurant) for performing such activities.